UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 3, 2018

(Exact name of registrant as specified in its charter)

Delaware	000-55039	46-2568498
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Cedar Hollow Road Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 3, 2018, BioTelemetry, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders adopted the following proposals and cast their votes as described below.
Proposal 1
Election of two Class II director nominees to hold office until the 2021Annual Meeting of Stockholders or until their successors are elected and qualified:

				Broker
	For	Against	Abstained	Non-Vote
Anthony J. Conti	21,733,773	806,147	24,642	4,517,605
Kirk E. Gorman	22,207,955	332,412	24,195	4,517,605
Proposal 2
Vote on an advisory resolution to approve the compensation of the Company’s named executive officers:

			Broker
For	Against	Abstained	Non-Vote
21,761,514	759,525	43,523	4,517,605
Proposal 3
Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for the year ending December 31, 2018:

			Broker
For	Against	Abstained	Non-Vote
25,828,171	1,214,928	39,068	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioTelemetry, Inc.

May 4, 2018	By:	/s/ Peter Ferola

		Name:	Peter Ferola
		Title:	Senior Vice President and General Counsel